[Sidley Austin LLP Letterhead]

Exhibit 5.1

May 19, 2017
Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203-0001

Re:	Caterpillar Financial Services Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished in connection with the issuance and sale by Caterpillar Financial Services Corporation, a Delaware corporation (the “Company”), of $200,000,000 aggregate principal amount of its Medium-Term Notes, Series H, Floating Rate Notes due 2020 (the “Notes”) pursuant to the Company’s Registration Statement on Form S-3, Registration No. 333-217029 (the “Registration Statement”), the Prospectus constituting a part thereof, dated March 30, 2017, relating to the offering from time to time of debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), the Prospectus Supplement, dated May 8, 2017, to the above-mentioned Prospectus relating to the Company’s Medium-Term Notes, Series H and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act, the Pricing Supplement, dated May 16, 2017, to the above mentioned Prospectus and Prospectus Supplement, relating to the Notes and filed with the Commission pursuant to Rule 424 promulgated under the Act (the Prospectus dated March 30, 2017, the Prospectus Supplement dated May 8, 2017 relating to the Company’s Medium-Term Notes, Series H and the Pricing Supplement dated May 16, 2017 being hereinafter together referred to as the “Prospectus”), and the Indenture, dated as of April 15, 1985, as supplemented by a First Supplemental Indenture, dated as of May 22, 1986, a Second Supplemental Indenture, dated as of March 15, 1987, a Third Supplemental Indenture, dated as of October 2, 1989, and a Fourth Supplemental Indenture, dated as of October 1, 1990 (collectively, the “Indenture”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Trustee”). The Notes are to be issued in substantially the form filed as an exhibit to the Registration Statement (with the maturity, interest rate basis and other terms of the Notes appropriately filled in).
We have examined the Registration Statement, the Prospectus, the Indenture, the form of the Notes (with the maturity, interest rate basis and other terms filled in) and such other instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
Based on such examination, we are of the opinion that, when the Notes have been executed and issued by the Company and authenticated by the Trustee pursuant to the Indenture,

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and delivered against payment as contemplated in the Pricing Supplement, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusions expressed above.
The foregoing opinion is given as of the date hereof and is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ Sidley Austin LLP

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